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                                                                    Exhibit 23.1


Coopers                                             Coopers & Lybrand L.L.P.
& Lybrand

                                                    a professional services firm








                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the inclusion in the registration statement of Old Guard Group, Inc. on Form S-1 (Registration No. 333-12779), as amended, of our reports dated July 19, 1996 (except for Notes 15 E and F which are dated as of December 5,
1996), on our audits of the combined financial statements and financial statement schedules of Old Guard Mutual Insurance Company, Old Guard Mutual Fire Insurance Company and Goschenhoppen-Home Mutual Insurance Company and subsidiary as of December 31, 1995 and 1994, and for the three years ended December 31, 1995, 1994, and 1993. We also consent to the reference to our firm under the caption "Experts."







                                                   /s/ Coopers & Lybrand L.L.P.

One South Market Square
Harrisburg, Pennsylvania
January 3, 1997













Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.